Exhibit 99.1

APOLLO INVESTMENT CORPORATION

ANNOUNCES QUARTERLY DIVIDEND OF $0.52 PER SHARE

New York, N.Y. – September 5, 2007 – Apollo Investment Corporation (NASDAQ: AINV) announces that its Board of Directors has declared its second fiscal quarter 2008 dividend of $0.52 per share, payable on September 27, 2007 to shareholders of record as of September 13, 2007. The ex-dividend date is September 11, 2007. Dividends are paid from taxable earnings whose specific tax characteristics will be reported to shareholders on Form 1099 after the end of the calendar year.

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488